Exhibit 10.1

LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT

LENDER ADDITION AND ACKNOWLEDGEMENT AGREEMENT, dated as of June 18, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among BANK OF AMERICA, N.A., a national banking association (the “Incremental Term A-2 Lender”), ACI WORLDWIDE, INC., a Delaware corporation (the “Parent Borrower”), ACI WORLDWIDE CORP., a Nebraska corporation (the “Nebraska Subsidiary Borrower”), ACI PAYMENTS, INC., a Delaware corporation (the “Delaware Subsidiary Borrower” and, together with the Nebraska Subsidiary Borrower, the “Subsidiary Borrowers” and the Subsidiary Borrowers, together with the Parent Borrower, the “Borrowers”), BANK OF AMERICA, N.A., a national banking association, as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”).

STATEMENT OF PURPOSE:

The Borrowers, the Lenders and the Administrative Agent have entered into that certain Second Amended and Restated Credit Agreement dated as of April 5, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meaning provided in the Credit Agreement.

The Borrowers have informed the Administrative Agent that they intend to conditionally redeem the 2026 Senior Notes in full.

In order to finance a portion of the aggregate redemption price for the 2026 Senior Notes, pursuant to Section 2.8 of the Credit Agreement, the Borrowers have requested an Incremental Term Loan in a principal amount of $200,000,000 pursuant to an Incremental Term Loan Notification delivered to the Administrative Agent on May 19, 2025.

The Incremental Term A-2 Lender is willing to provide an Incremental Term Loan to the Borrowers on the terms and subject to the conditions set forth in this Agreement and in the Credit Agreement.

BofA Securities, Inc. (or any of its designated affiliates) is acting as sole lead arranger and sole bookrunner in connection with the Incremental Term A-2 Loan (in such capacities, the “Incremental Term A-2 Loan Lead Arranger”).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1 Incremental Term A-2 Commitment and Incremental Term A-2 Loan. Subject to the terms and conditions set forth herein, the Incremental Term A-2 Lender agrees to make an Incremental Term A-2 Loan (as defined below) on the Incremental Term A-2 Loan Effective Date (as defined below) in a single drawing in a principal amount equal to the amount of the Incremental Term A-2 Commitment (as defined below).

Section 2 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Incremental Term A-2 Commitment” shall mean the obligation of the Incremental Term A-2 Lender to make an Incremental Term A-2 Loan in a principal amount of $200,000,000 to the Borrowers under this Agreement.

“Incremental Term A-2 Loan Effective Date” shall mean the date on which the conditions to effectiveness set forth in Section 4 of this Agreement have been satisfied or waived in accordance with Sections 2.8 and 14.2 of the Credit Agreement.

“Incremental Term A-2 Loan” shall mean the Incremental Term Loan being made under this Agreement.

Section 3 Terms of Incremental Term A-2 Loan. Pursuant to Section 2.8 of the Credit Agreement, the Incremental Term A-2 Loan shall have the following terms:

(a) Applicable Margin. The Applicable Margin with respect to the Incremental Term A-2 Loan shall be the same as the Applicable Margin with respect to the Initial Term Loans. The Incremental Term A-2 Loan shall be a Term SOFR Loan, and its initial Interest Period shall end on the same day as the current Interest Period for the existing Initial Term Loans.

(b) Mandatory Prepayments. The Incremental Term A-2 Loan shall be subject to mandatory prepayment on the same basis as Initial Term Loans as set forth in Section 4.5(b) of the Credit Agreement (such mandatory prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among each Initial Term Loan and the Incremental Term A-2 Loan).

(c) Optional Prepayments. The Incremental Term A-2 Loan may be optionally prepaid on the same basis as the existing Initial Term Loans as set forth in Section 4.5(a) of the Credit Agreement (such optional prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among each Initial Term Loan and the Incremental Term A-2 Loan).

(d) Repayment of Incremental Term A-2 Loan. The Borrowers shall repay the principal of the Incremental Term A-2 Loan in quarterly installments on the last Business Day of each of March, June, September and December, commencing with September 2025, as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.5 of the Credit Agreement:

Fiscal Quarter Ending	Principal Installment ($)
September 30, 2025	$1,250,000
December 31, 2025	$1,250,000
March 31, 2026	$1,250,000
June 30, 2026	$1,250,000
September 30, 2026	$1,250,000
December 31, 2026	$1,250,000
March 31, 2027	$1,250,000
June 30, 2027	$1,250,000
September 30, 2027	$1,250,000
December 31, 2027	$1,250,000
March 31, 2028	$1,250,000
June 30, 2028	$1,250,000
September 30, 2028	$2,500,000
December 31, 2028	$2,500,000
Term Loan Maturity Date	Remainder

If not sooner paid, the Incremental Term A-2 Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(e) Credit Agreement Governs. Except as set forth in this Agreement, the Incremental Term A-2 Loans shall have identical terms to the Initial Term Loans and shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents and, from and after the date that the Incremental Term A-2 Commitment is permanently reduced to $0 and terminated (including as a result of borrowing the full amount of the Incremental Term A-2 Commitment), each reference to a “Term Loan” or “Term Loans” in the Credit Agreement, as in effect on the Incremental Term A-2 Loan Effective Date, shall be deemed to include the Incremental Term A-2 Loans, each reference to a “Term Loan Lender” in the Credit Agreement, as in effect on the Incremental Term A-2 Loan Effective Date, shall be deemed to include the Incremental Term A-2 Lender and related terms will have correlative meanings mutatis mutandis (in each case, unless the context otherwise requires).

Section 4 Conditions to Effectiveness. The obligations of the Incremental Term A-2 Lender to make an Incremental Term A-2 Loan shall become effective on the Incremental Term A-2 Loan Effective Date, being the date when:

(a) This Agreement shall have been executed and delivered by the Borrowers, the Incremental Term A-2 Lender and the Administrative Agent.

(b) The Incremental Term A-2 Lender and the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Incremental Term A-2 Lender and the Administrative Agent:

(i) An Officer’s Compliance Certificate demonstrating that, as of the Incremental Term A-2 Loan Effective Date and immediately after giving effect to the making of the Incremental Term A-2 Loan and the redemption of the 2026 Senior Notes, the Borrowers will be in pro forma compliance with the financial covenants set forth in Article X of the Credit Agreement;

(ii) A certificate from a Responsible Officer of the Parent Borrower to the effect that the conditions set forth in clauses (c) and (d) below are satisfied;

(iii) A certificate of a Responsible Officer of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing this Agreement and any other document delivered in connection herewith on behalf of such Borrower and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Borrower as in effect on the Incremental Term A-2 Loan Effective Date, (C) resolutions duly adopted by the board of directors or other governing body of such Borrower authorizing and approving the transactions contemplated herein and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) a certificate as of a recent date of the good standing of such Borrower under the laws of its jurisdiction of organization;

(iv) Favorable written opinions of (i) Jones Day, special counsel for the Borrowers, and (ii) in regards to the laws of the State of Nebraska, internal counsel for the Borrowers, in each case, (a) dated the Incremental Term A-2 Loan Effective Date, (b) addressed to the Administrative Agent and the Incremental Term A-2 Lender, and (c) covering such matters relating to this Agreement and the other Loan Documents as the Administrative Agent or the Incremental Term A-2 Lender shall request; and

(v) A certificate of a Responsible Officer of the Parent Borrower to the effect that as of the Incremental Term A-2 Loan Effective Date and after giving effect to the making of the Incremental Term A-2 Loan, the Parent Borrower and its Subsidiaries, taken as a whole, will be Solvent;

(c) No Default or Event of Default shall have occurred and be continuing as of the applicable Incremental Term A-2 Loan Effective Date and immediately after giving effect to the making of any the Incremental Term A-2 Loan;

(d) The representations and warranties made by each Credit Party in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Incremental Term A-2 Loan Effective Date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

(e) The Administrative Agent shall have received the results of a Lien search, in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in substantially all of the assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens);

(f) The Administrative Agent shall have received a Notice of Borrowing in respect of the Incremental Term A-2 Loans within the time period required by the Credit Agreement;

(g) The Administrative Agent and the Incremental Term A-2 Lender shall have received all documentation and other information required by regulatory authorities with respect to the Borrowers under applicable “know your customer” and anti-money laundering laws, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and any beneficial ownership regulation;

(h) The Borrowers shall have paid or reimbursed the Incremental Term A-2 Loan Lead Arranger, the Administrative Agent and the Incremental Term A-2 Lender for all reasonable and documented out-of-pocket expenses required to be paid or reimbursed by the Borrowers pursuant to Section 6(b) hereof, the Credit Agreement or as separately agreed, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel for the Incremental Term A-2 Loan Lead Arranger, the Administrative Agent and the Incremental Term A-2 Lender; and

(i) The Parent Borrower shall have delivered the Conditional Notice of Full Redemption (the “Redemption Notice”) to the holders of the 2026 Senior Notes in accordance with the 2026 Senior Notes Indenture contemplating a June 20, 2025 Redemption Date (as defined in the Redemption Notice), and substantially currently upon the receipt of the proceeds of the Incremental Term A-2 Loan, the Parent Borrower shall have deposited with the trustee (or paying agent) under the 2026 Senior Notes Indenture money in immediately available funds sufficient to redeem the 2026 Senior Notes in full on the Redemption Date.

For purposes of determining compliance with the conditions specified in this Section 4, the Incremental Term A-2 Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Incremental Term A-2 Lender unless the Administrative Agent shall have received notice from the Incremental Term A-2 Lender prior to the Incremental Term A-2 Loan Effective Date specifying its objection thereto.

Section 5 Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Incremental Term A-2 Lender as follows:

(a) the representations and warranties made by each Credit Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) as of the Incremental Term A-2 Loan Effective Date, with the same effect as if made on and as of such date, except to the extent such representation or warranty expressly relates to an earlier date, in which case, such representations and warranties were true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) as of such earlier date;

(b) such Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Agreement and the performance of this Agreement and the Credit Agreement; and

(c) this Agreement has been duly executed and delivered by the duly authorized officers of each of the Borrowers, and each of this Agreement and the Credit Agreement constitutes the legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 6 Miscellaneous.

(a) Effect of Agreement. Except as expressly set forth herein, this Agreement (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Nothing in this Agreement shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document. This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document. This Agreement is a Lender Addition and Acknowledgment Agreement as defined in the Credit Agreement.

(b) Expenses. In furtherance of, and not in limitation of, Section 14.3(a) of the Credit Agreement, the Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Incremental Term A-2 Loan Lead Arranger, the Administrative Agent and the Incremental Term A-2 Lender in connection with the preparation, negotiation, execution and delivery of this Agreement, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel for the Incremental Term A-2 Loan Lead Arranger, the Administrative Agent and the Incremental Term A-2 Loan Lead Arranger.

(c) Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(d) Consent to Jurisdiction; Waiver of Jury Trial. The Borrowers and each other Credit Party party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Incremental Term A-2 Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or the Incremental Term A-2 Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrowers or any other Credit Party or its properties in the courts of any jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(d). The Borrowers and each other Credit Party party hereto irrevocably and unconditionally waive, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in the first sentence of this Section 6(d). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

(e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f) Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(g) Counterparts. This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(h) Reaffirmation. Each Credit Party party hereto expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof and on the Incremental Term A-2 Loan Effective Date, that its guarantee of the Secured Obligations pursuant to the Subsidiary Guaranty Agreement and its grant of Liens on the Collateral to secure the Secured Obligations pursuant to each Security Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Credit Parties under the Loan Documents (including the Credit

Agreement and this Agreement). Neither the execution, delivery, performance or effectiveness of this Agreement nor the modification of the Credit Agreement or the Collateral Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Secured Obligations, whether heretofore or hereafter incurred or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

ACI WORLDWIDE, INC., as the Parent Borrower

By:	/s/ Craig Maki
	Name:	Craig Maki
	Title:	Chief Development Officer and Treasurer

ACI WORLDWIDE CORP., as the Nebraska Subsidiary Borrower

By:	/s/ Craig Maki
	Name:	Craig Maki
	Title:	Vice President and Treasurer

ACI PAYMENTS, INC., as the Delaware Subsidiary Borrower

By:	/s/ Christina M. Yanes
	Name:	Christina M. Yanes
	Title:	Vice President and Treasurer

[ACI – Signature Page to Lender Addition and Acknowledgement Agreement]

BANK OF AMERICA, N.A. as Administrative Agent

By:	/s/ Linda Lov
	Name:	Linda Lov
	Title:	Vice President

[ACI – Signature Page to Lender Addition and Acknowledgement Agreement]

BANK OF AMERICA, N.A., as Incremental Term A-2 Lender

By:	/s/ Thomas M. Paulk
	Name:	Thomas M. Paulk
	Title:	Senior Vice President

[ACI – Signature Page to Lender Addition and Acknowledgement Agreement]